Exhibit 99.1

Contact: Rick Berry Chief Financial Officer 600 Travis Street, Suite 5800 Houston, Texas 77002 713.993.4614

Sanders Morris Harris Group Reports Record Quarterly Earnings

HOUSTON, August 11, 2008 – Sanders Morris Harris Group Inc. (NASDAQ: SMHG) today announced record quarterly profit of $6.2 million, or $0.23 per diluted share, during the second quarter of 2008, compared to $1.1 million, or $0.04 per diluted share, during the prior year quarter. Revenue increased to $56.7 million during the second quarter of 2008, compared to $46.2 million during the second quarter of 2007.

Asset/Wealth Management, the Company’s largest unit, posted second quarter revenue and pretax earnings of $31.9 million and $8.6 million, respectively. That compares with revenue of $26.0 million and pretax earnings of $6.2 million during the second quarter of 2007, gains of 23% and 40%, respectively. Asset/Wealth Management represented 84% of the Company’s pretax earnings in the latest quarter. The Company’s portfolio of equities and partnership interests, which contains a significant portion of energy stocks, earned $3.8 million before taxes during the 2008 quarter versus $82,000 in the year-earlier period.

Turning around its losses from the prior two quarters, the Capital Markets division recorded pretax earnings of $1.9 million during the second quarter of 2008, down from $2.8 million during the second quarter of 2007, reflecting continuing industry-wide weak capital markets conditions.

The Company announced that it had formed subsidiaries to hold its Asset/Wealth Management and Capital Markets units, each wholly owned by the parent company. It is weighing offers and alternatives for the latter unit. It expects to determine which is most advantageous and to commence the necessary steps to effect it by the end of the third quarter.

Revenue for the first six months of 2008 was $101.5 million compared to $91.7 million in 2007. Net income totaled $4.1 million, or $0.16 per diluted share, during the first half of 2008, compared to $3.8 million, or $0.15 per diluted share, in 2007.

Conference Call

The Company will host a conference call on Monday, August 11th to discuss second quarter 2008 financial and operational results. The call will begin at 9:00 a.m. Central Time, and is open to the public. To listen to the conference call, use U.S. dial-in number (877) 748-8103 or International dial-in number (706) 634-7604 and enter pass code 59457466. It is recommended that listeners phone in at least 10 minutes before the call is scheduled to begin to avoid delay. For those unable to listen to the live call, a replay of the conference call in its entirety will be available approximately two hours after its completion for 30 days by dialing (800) 642-1687 (U.S.) or (706) 645-9291 (International) and entering the pass code 59457466.

About Sanders Morris Harris Group

Sanders Morris Harris Group is a financial services company that manages $18.6 billion in client assets. It has two primary businesses. Asset/Wealth Management, the largest, provides highly regarded wealth advisory and asset management services to individuals and institutions. The other, Capital Markets, offers investment banking, institutional brokerage, trading, and research to a variety of institutions and middle market companies. Its corporate philosophy of investment in common aligns its interests with those of its clients. Sanders Morris Harris has over 600 employees in 21 states. Additional information is available at www.smhgroup.com.

In addition to the historical information, this press release contains certain forward-looking statements under federal securities laws, including statements regarding Sanders Morris Harris Group’s expected future business prospects, revenue and income. These forward-looking statements are based upon current expectations and involve certain risks and uncertainties that could cause actual results to differ materially from any such statement. These risks and uncertainties, many of which are beyond the Company’s control, include, but are not limited to (1) trading volume in the securities markets; (2) volatility of the securities markets and interest rates; (3) changes in regulatory requirements that could affect the demand for the Company’s services or the cost of doing business; (4) general economic conditions, both domestic and foreign, especially in the regions where the Company does business; (5) changes in the rate of inflation and related impact on securities markets; (6) competition from existing financial institutions and other new participants in the securities markets; (7) legal developments affecting the litigation experience of the securities industry; (8) successful implementation of technology solutions; (9) changes in valuations of the Company’s trading and warrant portfolios resulting from mark-to-market adjustments; (10) dependence on key personnel; (11) demand for the Company’s services; and (12) litigation and securities law liabilities. The Company does not undertake any obligation to publicly update or revise any forward-looking statements.

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Selected Condensed Operating Information

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net income calculation:
Revenue	$56,711	$46,197	$101,527	$91,680
Expenses	45,527	43,765	88,842	82,772

Net	11,184	2,432	12,685	8,908
Equity in income of limited partnerships	4,501	3,902	2,752	3,587
Minority interests	(5,371)	(4,521)	(8,472)	(6,360)

Income before income taxes	10,314	1,813	6,965	6,135
Provision for income taxes	(4,122)	(708)	(2,880)	(2,289)

Net income	$6,192	$1,105	$4,085	$3,846

Earnings per common share:
Basic	$0.23	$0.04	$0.16	$0.16
Diluted	$0.23	$0.04	$0.16	$0.15

Weighted average shares outstanding:
Basic	26,760	24,731	25,739	24,671
Diluted	26,918	25,075	25,932	25,007

	June 30,
	2008	2007
Balance sheet data:
Cash and cash equivalents	$20,087	$43,711
Other tangible net assets	82,748	89,296

Tangible net assets	$102,835	$133,007

Shareholders’ equity	$250,815	$222,062

Selected Condensed Operating Information

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenue:
Asset/Wealth Management	$31,918	$26,021	$62,537	$49,705
Capital Markets:
Investment banking	4,742	6,580	5,398	13,804
Institutional brokerage	4,981	3,721	8,738	8,365
Prime brokerage services	10,664	8,802	21,184	17,671

Capital Markets Total	20,387	19,103	35,320	39,840
Corporate Support and Other	4,406	1,073	3,670	2,135

Total	$56,711	$46,197	$101,527	$91,680

Income from continuing operations before equity in income (loss) of limited partnerships, minority interests and income taxes:
Asset/Wealth Management	$9,605	$6,773	$18,801	$13,205
Capital Markets:
Investment banking	542	1,634	(2,630)	3,205
Institutional brokerage	382	185	373	811
Prime brokerage services	940	936	1,447	2,009

Capital Markets Total	1,864	2,755	(810)	6,025
Corporate Support and Other	(285)	(7,096)	(5,306)	(10,322)

Total	$11,184	$2,432	$12,685	$8,908

Equity in income (loss) of limited partnerships:
Asset/Wealth Management	$4,395	$3,907	$4,858	$3,319
Capital Markets:
Investment banking	—	—	—	—
Institutional brokerage	—	—	—	—
Prime brokerage services	—	—	—	—

Capital Markets Total	—	—	—	—
Corporate Support and Other	106	(5)	(2,106)	268

Total	$4,501	$3,902	$2,752	$3,587

Minority interests in net income of consolidated companies:
Asset/Wealth Management	$(5,371)	$(4,521)	$(8,472)	$(6,360)
Capital Markets:
Investment banking	—	—	—	—
Institutional brokerage	—	—	—	—
Prime brokerage services	—	—	—	—

Capital Markets Total	—	—	—	—
Corporate Support and Other	—	—	—	—

Total	$(5,371)	$(4,521)	$(8,472)	$(6,360)

Income (loss) from continuing operations before income taxes:
Asset/Wealth Management	$8,629	$6,159	$15,187	$10,164
Capital Markets:
Investment banking	542	1,634	(2,630)	3,205
Institutional brokerage	382	185	373	811
Prime brokerage services	940	936	1,447	2,009

Capital Markets Total	1,864	2,755	(810)	6,025
Corporate Support and Other	(179)	(7,101)	(7,412)	(10,054)

Total	$10,314	$1,813	$6,965	$6,135